SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

October 8, 2002

(Date of Report (date of earliest event reported)

Landacorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29377	94-3346710

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4151 Ashford Dunwoody Road, Suite 505
Atlanta Georgia 30319

(Address of principal executive offices)

(404) 531-9956

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     Landacorp, Inc. (“Landacorp”) entered into the Second Amended and Restated Services and Systems Agreement (the “Amended Agreement”) with Lifeguard, Inc., a private not-for-profit heath plan, and its affiliate Lifeguard Insurance Co. (Collectively, “Lifeguard”). The Amended Agreement amends and restates the original November 2001 Services and System Agreement, which was first amended on July 31, 2002. The Amended Agreement provides, among other things, that the Amended Agreement will terminate on November 30, 2002 and no fees paid to Landacorp will be reimbursable to Lifeguard. Among certain other changes, Landacorp and Lifeguard have agreed to delete from the Amended Agreement certain provisions relating to Landacorp’s obligations to reimburse Lifeguard for certain fees and indemnify Lifeguard and its affiliates for certain liabilities.

ITEM 7. EXHIBITS

Exhibit Number	Description

10.21	Second Amended and Restated Services and Systems Agreement Number 01071003 between Lifeguard, Inc. and Lifeguard Life Insurance Company, and Landacorp, Inc. dated October 8, 2002.*

*     Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2002

LANDACORP, INC.

By:	/s/ Mark Rapoport

Chief Operating Officer and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description

10.21	Second Amended and Restated Services and Systems Agreement Number 01071003 between Lifeguard, Inc. and Lifeguard Life Insurance Company, and Landacorp, Inc. dated October 8, 2002.*

*     Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.